EXHIBIT 11

                     HILLS STORES COMPANY AND SUBSIDIARIES
                STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS

                                                    Thirteen         Thirteen
                                                   Weeks Ended     Weeks Ended
                                                    August 2,        August 3,
                                                       1997            1996
                                                    ----------     -----------
Weighted average primary shares outstanding
- -------------------------------------------

Weighted average number of common shares
 assumed to be outstanding during the period        10,358,807      10,263,118

Assumed conversion of preferred stock                        -               -

Assumed exercise of stock options                            -               -

Assumed exercise of stock rights                             -               -

Assumed exercise of stock warrants                           -               -
                                                    ----------      ----------
                                                    10,358,807      10,263,118
                                                    ==========      ==========

                                                   Twenty-six      Twenty-six
                                                   Weeks Ended     Weeks Ended
                                                    August 2,       August 3,
                                                       1997            1996
                                                    ----------     -----------
Weighted average primary shares outstanding
- -------------------------------------------

Weighted average number of common shares
 assumed to be outstanding during the period        10,353,394      10,214,414

Assumed conversion of preferred stock                        -               -

Assumed exercise of stock options                            -               -

Assumed exercise of stock rights                             -               -

Assumed exercise of stock warrants                           -               -
                                                    ----------      ----------
                                                    10,353,394      10,214,414
                                                    ==========      ==========

                                                                   EXHIBIT 11

                     HILLS STORES COMPANY AND SUBSIDIARIES
                STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS

                                                    Thirteen         Thirteen
                                                   Weeks Ended     Weeks Ended
                                                    August 2,       August 3,
                                                       1997            1996
                                                    ----------     -----------

Weighted average fully-diluted shares outstanding (1)
- -----------------------------------------------------

Weighted average number of common shares assumed
 to be outstanding during the period                10,413,400      10,263,118

Assumed conversion of preferred stock                        -               -

Assumed exercise of stock options                            -               -

Assumed exercise of stock rights                             -               -

Assumed exercise of stock warrants                           -               -
                                                    ----------      ----------
                                                    10,413,400      10,263,118
                                                    ==========      ==========


                                                   Twenty-six      Twenty-six
                                                   Weeks Ended     Weeks Ended
                                                    August 2,       August 3,
                                                       1997            1996
                                                    ----------     -----------

Weighted average fully-diluted shares outstanding (1)
- -----------------------------------------------------

Weighted average number of common shares assumed
 to be outstanding during the period                10,412,985      10,214,414

Assumed conversion of preferred stock                        -               -

Assumed exercise of stock options                            -               -

Assumed exercise of stock rights                             -               -

Assumed exercise of stock warrants                           -               -
                                                    ----------      ----------
                                                    10,412,985      10,214,414
                                                    ==========      ==========

The calculation of the weighted average fully-diluted shares outstanding assumes that actual conversions of Preferred Stock during the thirteen and twenty-six weeks ended occurred as of the beginning of the period being reported on. The conversion of Preferred Stock, and the exercise of stock options, stock rights, and stock warrants was not assumed as the result would be anti-dilutive.

(1) This calculation is presented in accordance with Item 601 of Regulation S-K although it is not required by APB Opinion No. 15.